FIRST AMENDMENT TO
STOCK PURCHASE AGREEMENT

This First Amendment to the Stock Purchase Agreement (this “Amendment”) by and between GENERAL ELECTRIC COMPANY, a New York corporation ("Seller"), and SAMSON INVESTMENT COMPANY, a Nevada corporation, and or its permitted assigns ("Buyer") is made and effective this 31st day of March, 2006.

RECITALS

Buyer and Seller are parties to a Stock Purchase Agreement (the “Agreement”) dated March 9, 2006. Buyer and Seller desire to amend and modify the terms of the Agreement, all in accordance with terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.    Defined Terms. Defined terms used herein but not otherwise defined herein shall have the meanings assigned such terms in the Agreement.

2.    Amendment of Agreement. Buyer and Seller hereby amend and modify the terms of the Agreement on this date:

(a)   Article II. Paragraph 2.02(a)(i) and 2.02(a)(ii) are deleted and replaced and subparagraph 2.02(a)(iii) is added as follows:

“(i)	wire transfer of immediately available funds in the amount of Six Hundred Thousand and 00/100 Dollars ($600,000) to the account provided by the Seller

(ii)
the remaining balance of the Purchase Price, the amount of Two Million Four Hundred Thousand and 00/100 Dollars ($2,400,000), shall be paid by delivery by Buyer of a duly executed promissory note, secured by the all of the shares of the Springer Mining Company subject of this Agreement, in the form attached hereto as Attachment A (the “Note”);

(iii)	upon full payment of the Note, Buyer shall also deliver to Seller a performance bond in a form acceptable to Seller in the amount of Three Hundred and Sixty Thousand and 00/100 ($360,000) dollars, or such other adjusted amount as provided for pursuant to paragraph 9.08 of the Agreement, to guarantee the reclamation obligations of the Buyer pursuant to the Agreement.

(b)    Article VII. Paragraph 7.04 shall be added as follows:

“7.04. Brokers. Buyer and Seller each represent and warrant to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Agreement or this Amendment, except John Bazzill whose commission shall be payable by Buyer, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Agreement or this Amendment. Buyer and Seller each agree to indemnify, defend and hold the other harmless from all costs and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with claims made by any other broker or individual who alleges that it is entitled to commissions or fees with regard to this Agreement or this Amendment as a result of dealings it had with the indemnifying party.”

3.    Captions. The captions in this Amendment are included for convenience of reference only and shall be ignored in the construction or interpretation of the provisions of this Amendment.

4.    Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This Amendment shall become effective when each party to this Amendment shall have received a counterpart signed by the other parties to this Amendment.

5.    Agreement as Amended. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Agreement. From and after the date hereof, all references to the Agreement shall be deemed references to the Agreement as further amended and supplemented by this Amendment.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed in their respective corporate names by their respective officers, each of whom is duly and validly authorized and empowered, all as of the day and year first written above.

360 GLOBAL WINE COMPANY
as permitted assignee of Samson Investment Company

By:
Name: Title:

GENERAL ELECTRIC COMPANY

By:
Name: Title	Paul J. Kalocsay Counsel